UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Earliest Event Reported:  December 15, 2011

General Moly, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32986	91-0232000
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1726 Cole Blvd., Suite 115
Lakewood, CO 80401
(Address of principal executive offices, including zip code)

(303) 928-8599
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Grants to Executive Officers

On December 15, 2011, the Board of Directors of General Moly, Inc. (the “Company”) approved the grants of restricted stock units (RSUs) and Stock Appreciation Rights (SARs) to executive officers of the Company as follows:

Name	RSUs	SARs

Bruce D. Hansen	100,000	140,000

David A. Chaput	44,000	60,000

Robert I. Pennington	44,000	60,000

R. Scott Roswell	28,000	43,000

Lee M. Shumway	28,000	43,000

The RSUs will vest based upon time and performance vesting conditions, subject to continuous employment.  One-half of the RSUs will vest based on the passage of time as follows: one-third on December 15, 2012, one-third on December 15, 2013 and one-third on December 15, 2014.  The remaining 50% of the RSUs will vest solely upon commencement of commercial production of the Mt. Hope project.

The SARs will vest solely upon commencement of commercial production of the Mt. Hope project.  The exercise price of the SARs is $3.31, the closing price of the Company’s common stock on the grant date.

Item 8.01                     Other Events

On December 19, 2011, the Company issued a press release announcing the receipt of water permits for the Mt. Hope project.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01                             Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release of General Moly, Inc. dated December 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOLY, INC.

Dated: December 19, 2011	By:	/s/ David A. Chaput
David A. Chaput
Chief Financial Officer